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                                                                   Exhibit 23(a)

                          Consent of Ernst & Young LLP

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 of MBNA Corporation and MBNA Capital D, MBNA Capital E, MBNA Capital F and MBNA Capital G and related Prospectus for the registration of up to $10,000,000,000 of Debt Securities, Preferred Stock, Common Stock, Securities Warrants, Currency Warrants, Stock Purchase Contracts, Stock Purchase Units and Prepaid Stock Purchase Contracts of MBNA Corporation and Trust Preferred Securities Guaranteed by MBNA Corporation of MBNA Capital D, MBNA Capital E, MBNA Capital F and MBNA Capital G, and to the incorporation by reference therein of our report dated January 14, 2000, with respect to the consolidated financial statements of MBNA Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, as amended by Form 10-K/A-1, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP


Baltimore, Maryland
September 13, 2000